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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement to Form S-4 of WCI Communities, Inc of our report dated January 31, 2002, except as to changes in shares authorized and issued described in Note 1 and the status of litigation described in Note 19 which are as of March 15, 2002 relating to the financial statements of WCI Communities, Inc, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
April 29, 2002